EXHIBIT 32
Section 1350 Certifications

STATEMENT FURNISHED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned are the Chief Executive Officer and Principal Financial Officer of Dinello Restaurant Ventures, Inc. This Certification is made pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. This Certification accompanies the Quarterly Report on Form 10-Q of Dinello Restaurant Ventures, Inc. for the six months ended June 30, 2011.

The undersigned certifies that such 10-Q Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such 10-Q Report fairly presents, in all material respects, the financial condition and results of operations of Dinello Restaurant Ventures, Inc. as of June 30, 2011.

This Certification is executed as of August 16, 2011.

DINELLO RESTAURANT VENTURES, INC.

By:	/s/JOHN PAQUETTE
John Paquette President and Chief Executive Officer (Principal Executive Officer)

By:	/s/DIANE J. HARRISON
Diane J. Harrison Secretary, Treasurer, Chief Financial Officer (Principal Financial Officer)

A signed original of this written statement required by Section 906 has been provided to Dinello Restaurant Ventures, Inc. and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.